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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sealed Air Corporation Park 80 East Saddle Brook, NJ 07663-5291

  March 31, 2006

  Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of the Stockholders of Sealed Air Corporation scheduled to be held on Friday, May 12, 2006 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894. Your Board of Directors and senior management look forward to greeting you at the meeting.

  At this meeting, you will be asked to elect the entire Board of Directors of the Company and to ratify the selection of KPMG LLP as the Company's independent auditor for 2006. These matters are important, and we urge you to vote in favor of the nominees and the ratification of the appointment of the independent auditor.

  Regardless of the number of shares of common stock you own, it is important that you vote them in person or by proxy at the meeting. Stockholders of record can vote via the Internet, telephone or mail. Instructions for voting via the Internet and telephone are set forth in the attached Proxy Statement and on your proxy card. You may also vote your shares by signing, dating and mailing the enclosed proxy in the return envelope provided. Your prompt cooperation is appreciated.

  On behalf of your Board of Directors, we thank you for your ongoing support.

  Sincerely,

  William V. Hickey
  President and
  Chief Executive Officer

Notice of Annual Meeting of Stockholders

May 12, 2006

The Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation (the "Company"), will be held on May 12, 2006 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 (the "Annual Meeting"). The purposes for the Annual Meeting are to elect the entire Board of Directors (Proposals 1 though 9); to ratify the appointment of the Company's independent auditor (Proposal 10); and to transact such other business as may properly come before the meeting (Proposal 11). The individual proposals are as follows:

1.
Election of Hank Brown as a Director of the Company.

2.
Election of Michael Chu as a Director of the Company.

3.
Election of Lawrence R. Codey as a Director of the Company.

4.
Election of T. J. Dermot Dunphy as a Director of the Company.

5.
Election of Charles F. Farrell, Jr., as a Director of the Company.

6.
Election of William V. Hickey as a Director of the Company.

7.
Election of Jacqueline B. Kosecoff as a Director of the Company.

8.
Election of Kenneth P. Manning as a Director of the Company.

9.
Election of William J. Marino as a Director of the Company.

10.
Ratification of the appointment of KPMG LLP as the independent auditor of the Company for the fiscal year ending December 31, 2006.

11.
In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 14, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A copy of the Company's 2005 Annual Report to Stockholders has been sent or made available to all stockholders of record. Additional copies are available upon request.

The Company invites you to attend the meeting so that management can review the past year with you, listen to your suggestions, and answer any questions you may have. In any event, because it is important that as many stockholders as possible be represented at the meeting, please review the attached Proxy Statement promptly and carefully and then vote via the Internet or telephone by following the instructions for voting set forth in the attached Proxy Statement and on your proxy card, or complete and return the enclosed proxy card in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted by proxy.

The only voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share. The Company will keep a list of the stockholders of record at its principal office at Park 80 East, Saddle Brook, New Jersey 07663-5291 for a period of ten days prior to the Annual Meeting.

By Order of the Board of Directors

H. KATHERINE WHITE
 Secretary

Saddle Brook, New Jersey
March 31, 2006

SEALED AIR CORPORATION
Park 80 East
Saddle Brook, New Jersey 07663-5291

PROXY STATEMENT
Dated March 31, 2006

For the 2006 Annual Meeting of Stockholders

General
Information

This Proxy Statement is being furnished to the holders of the common stock, par value $0.10 per share (the "Common Stock"), of Sealed Air Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Stockholders (the "Annual Meeting"), and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company. The Company is first mailing this Proxy Statement and the enclosed proxy to stockholders on or about March 31, 2006.

The Annual Meeting is scheduled to be held:

Date:	Friday, May 12, 2006
Time:	10:00 a.m., Eastern Time
Place:	Saddle Brook Marriott Garden State Parkway at I-80 Saddle Brook, New Jersey 07663

Your vote is important. Please see the detailed information that follows.

Questions and
Answers About
the Annual Meeting

Q:
What are the Stockholders voting on?

A:
•  Election of the entire Board of Directors

The nine nominees are:
Hank Brown
Michael Chu
Lawrence R. Codey
T. J. Dermot Dunphy
Charles F. Farrell, Jr.
William V. Hickey
Jacqueline B. Kosecoff
Kenneth P. Manning
William J. Marino

•  Ratification of KPMG LLP as the Company's independent auditor for 2006

Q:
Who can vote?

A:
Holders of record of Sealed Air Common Stock at the close of business on March 14, 2006 will be entitled to vote at the Annual Meeting.

Q:
How do I vote my shares?

A:
Stockholders of record may vote via the Internet, telephone or mail. The proxy card contains a web site address and a toll free telephone number that you may use to vote. If you choose to vote by mail, the Company has provided a postage-paid envelope. For your information, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save the Company the expense of a second mailing if you vote promptly.

Q:
How do I vote via the Internet?

A:
Stockholders of record may vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return your proxy card. Please see the proxy card for instructions.

Q:
How do I vote by telephone?

A:
Stockholders of record may vote by calling the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card. Please see the proxy card for instructions.

Q:
How do I vote by mail?

A:
If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Q:
How will my proxy be voted?

A:
Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you do not make a voting specification, your shares will be voted in the manner recommended by the Board of Directors as shown in this Proxy Statement and on the proxy card.

Q:
May I change my vote? May I revoke my proxy?

A:
Whatever method you use to vote, you may later revoke your proxy at any time before it is exercised by: (i) voting via the Internet or telephone at a later time; (ii) submitting a properly signed proxy with a later date; or (iii) voting in person at the Annual Meeting.

Q:
Can I vote at the Annual Meeting?

A:
The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in "street name," that is, in the name of a bank, broker or other holder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote at the meeting. If you hold shares in the Company's Profit-Sharing Plan or the Company's 401(k) Thrift Plan, you cannot vote those shares in person at the Annual Meeting; see the question and answer below. The Company will treat all shares that have been voted properly, and all proxies that have not been revoked, as being present for the purpose of determining the presence of a quorum at the Annual Meeting, and the persons

Questions and
Answers About
the Annual Meeting

named in the proxy will vote all of these shares at the meeting.

Q:
How do I vote if I participate in the Company's Profit-Sharing Plan or 401(k) Thrift Plan?

A:
For each participant in the Company's Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company ("Fidelity"), trustee for the Profit-Sharing Plan, for the shares of Common Stock allocated to the participant's account in the Plan. For each participant in the Company's 401(k) Thrift Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the 401(k) Thrift Plan, for the shares of Common Stock allocated to the participant's account in the Plan. Internet and telephone voting are also available to plan participants. Fidelity will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 5:00 p.m. (Eastern Time) on May 9, 2006. The terms of each plan provide that Fidelity will vote shares allocated to the accounts of participants who do not provide timely voting instructions in the same proportion as shares it votes on behalf of participants who provide timely voting instructions.

Q:
What if my broker holds shares in street name for me?

A:
Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares in street name for customers have the authority to vote on specified items when they have not received instructions from their customers who are the beneficial owners of the shares. The Company understands that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise this authority to vote on the election of directors and the ratification of the appointment of the Company's independent auditor. For the purpose of determining a quorum, the Company will treat as present at the meeting any proxies that are voted to abstain, including any proxies containing broker non-votes, on any matter to be acted upon by the stockholders.

Q:
What if other matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. The Company does not know of any other matters to be presented for consideration at the Annual Meeting.

Vote Required
for Election
or Approval

Introduction

The only voting securities of the Company are the outstanding shares of its Common Stock. As of the close of business on March 14, 2006, 81,489,148 shares of Common Stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on March 14, 2006, the record date, will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for the purpose of determining a quorum.

Election of Directors: Majority Vote Requirement

Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" the director. Shares voted to "abstain" will not be counted for the purpose of determining whether a director is elected. Under the Company's Certificate of Incorporation, its By-laws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. Since all of the nominees for election as directors at the Annual Meeting are currently in office, if any of the nominees is not elected, then the By-laws provide that the director shall offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider and act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the Nominating and Corporate Governance Committee or of the Board of Directors. If the Board of Directors accepts such resignation, then the Board of Directors can fill the vacancy resulting from that resignation or can reduce the number of directors that constitutes the entire Board of Directors so that no vacancy exists.

Ratification of KPMG LLP

The ratification of KPMG LLP as the Company's independent auditor for 2006 and any other matters to be considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Corporate
Governance

Under the Delaware General Corporation Law and the Company's By-laws, the Company's business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees and to management. The Board has adopted and operates under Corporate Governance Guidelines that reflect the Company's current governance practices in accordance with applicable statutory and regulatory requirements, including those of the Securities and Exchange Commission (the "SEC") and the NYSE. The Corporate Governance Guidelines are available on the Company's web site at www.sealedair.com and are available in print to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291.

Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. A director would have a material relationship in any of the following circumstances:

•
a director is or has been within the last three years an employee, or has an immediate family member who is or has been within the last three years an executive officer, of the Company or any of its subsidiaries;

•
a director who has received, or whose immediate family members have received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service and provided further that compensation received by a director for former service as an interim chairman or executive officer or by an immediate family member for service as an employee other than an executive officer need not be considered);

•
(i) a director who is, or has a member of the director's immediate family who is, a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries; (ii) a director who is a current employee of such a firm; (iii) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) a director who was, or has a member of the director's immediate family who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries;

•
a director who is employed, or has a member of the director's immediate family who is employed, or has been within the last three years employed, as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee; and

•
a director who is an employee, or has a member of the director's immediate family who is an executive officer, of another company that makes payments to, or receives payments from, the Company and its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues.

Even if a director meets all categorical standards for independence described above, the Board of Directors reviews all other relationships with the Company in order to conclude that each independent director has no material relationship with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company.

In May 2005, the Board of Directors determined that the following directors were independent: Hank Brown, Michael Chu, Lawrence R. Codey, Charles F. Farrell, Jr., Jacqueline B. Kosecoff, Kenneth P. Manning and William J. Marino. The determinations of independence were based on the categorical standards described above, since all relationships were addressed in the review of the categorical standards. Although not part of the categorical standards adopted by the Board, the Company has not made any contributions to any charitable organization in which a director serves as an executive officer which contributions, in any one year within the

Corporate
Governance

preceding three years, exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

For many years, the Company has had a Code of Conduct applicable to the Company and its subsidiaries. During 2003, the Company also adopted a supplemental Code of Ethics for Senior Financial Executives that applies to the Company's Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions for the Company. The texts of the Code of Conduct and the Code of Ethics for Senior Financial Executives are posted on the Company's web site at www.sealedair.com and are available in print to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291. The Company will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on its web site. In accordance with the requirements of the SEC and the NYSE, the Company will also post waivers applicable to any of its officers or directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on its web site. There have been no such waivers granted.

The Company's Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board of Directors has adopted charters for each of the Committees, which are reviewed annually by each Committee and the Board of Directors. The Committee charters are available on the Company's web site at www.sealedair.com and are available in print to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291.

The Board of Directors holds six regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and the Company may call upon them for advice between meetings. Directors are also encouraged to attend director education programs.

The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The Board currently holds three non-management executive sessions per year, all of which were held in 2005. One of these non-management executive sessions includes only independent directors. The Board designates a non-management director to preside at each executive session. The presiding director is selected at the regular meeting of the Board prior to the meeting at which a non-management executive session is scheduled. The chairman of the Nominating and Corporate Governance Committee serves as the presiding director if no other director has been selected or if the selected presiding director is unable to serve.

Under the Corporate Governance Guidelines, the Company expects directors to regularly attend meetings of the Board and of all Committees on which they serve and to review the materials sent to directors in advance of those meetings. Nominees for election at each annual meeting of stockholders are expected to attend the annual meeting. All of the nine nominees for election at the Annual Meeting this year currently serve as directors of the Company, and all attended the 2005 annual meeting.

Stockholders and other interested parties may communicate directly with the non-management directors of the Board by writing to Non-Management Directors, c/o Corporate Secretary at the Company's address shown on page 1, or by sending an email to directors@sealedair.com. In either case, the chairman of the Nominating and Corporate Governance Committee will receive all correspondence and will communicate with the other directors as appropriate. Information on how to communicate with the non-management directors is posted on the Company's web site at www.sealedair.com.

Meetings and
Committees of
the Board of
Directors; Status
of Members

Board Meetings

During 2005, the Board of Directors held eight meetings, excluding actions by unanimous written consent, and held three executive sessions with only non-management directors in attendance, one of which was attended only by independent directors. Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the Committees of the Board on which the director served during 2005.

Committees of the Board of Directors
Audit Committee

The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing:

•
the Company's systems of internal accounting and financial controls,

•
the public reporting processes of the Company,

•
the performance of the Company's internal audit function,

•
the annual independent audit of the Company's consolidated financial statements,

•
the integrity of the Company's consolidated financial statements,

•
the Company's compliance with legal and regulatory requirements, and

•
the retention, performance, qualifications, rotation of personnel and independence of the Company's independent auditor.

The independent auditor for the Company is directly accountable to the Audit Committee. The Audit Committee has the authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by the Company's stockholders at the annual meeting of stockholders.

The current members of the Audit Committee are Hank Brown, who serves as chairman, Michael Chu, Lawrence R. Codey and Kenneth P. Manning. The Company's Board of Directors has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE applicable to the Company, is financially literate, and is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies. The Audit Committee held thirteen meetings in 2005, excluding actions by unanimous written consent. During 2005, the Audit Committee met privately with representatives of the Company's independent auditor, KPMG LLP, on four occasions, met privately with the Company's Executive Director of Internal Audit on four occasions, and met privately with the Company's management on four occasions.

Nominating and Corporate Governance Committee

The principal responsibilities of the Nominating and Corporate Governance Committee are to:

•
identify individuals qualified to become Board members, consistent with criteria approved by the Board, recommend to the Board director nominees for the next annual meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times,

•
develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company,

•
evaluate the Board and its Committees,

•
recommend to the Board director nominees for each Committee, and

•
recommend to the Board the compensation of directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Brown, Codey, who serves as chairman, and Charles F. Farrell, Jr. The Company's Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Nominating and Corporate Governance Committee held four meetings in 2005, excluding actions by unanimous written consent.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company in accordance with a policy adopted by the Committee. Recommendations should be submitted to the Secretary of the Company in

Meetings and
Committees of
the Board of
Directors; Status
of Members

writing at the address shown on page 1, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex A and posted on the Company's web site at www.sealedair.com.

The Nominating and Corporate Governance Committee and the Board have identified the qualifications for nomination to the Board. A copy of those qualifications is attached to this Proxy Statement as Annex B and posted on the Company's web site at www.sealedair.com. The process by which the Committee identifies and evaluates nominees for directors is the same regardless of whether the nominee is recommended by a stockholder. When the Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (preferably the chairman) and the Chief Executive Officer of the Company will interview each qualified candidate; other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to the Board.

The Company's By-laws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee under the policy and procedures described above. The By-laws require that timely notice of the nomination in proper written form including all required information be provided to the Secretary of the Company. A copy of the Company's By-laws is posted on the Company's web site at www.sealedair.com.

Organization and Compensation Committee

The principal responsibilities of the Organization and Compensation Committee are to assist the Board in fulfilling its responsibilities relating to:

•
compensation of the Company's officers and the key employees of the Company and its subsidiaries,

•
performance of the Chief Executive Officer of the Company and the Company's management,

•
management development and succession planning,

•
administration of the 2005 Contingent Stock Plan, including authorizing awards under that plan, and

•
the tax-qualified retirement plans sponsored by the Company.

The current members of the Organization and Compensation Committee are Mr. Farrell, who serves as chairman, Mr. Chu, Jacqueline B. Kosecoff and William J. Marino. The Company's Board of Directors has determined that each current member of the Organization and Compensation Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Organization and Compensation Committee held five meetings in 2005, excluding actions by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

During 2005, Mr. Chu, Mr. Farrell, Dr. Kosecoff and Mr. Marino served as members of the Organization and Compensation Committee of the Company. None of the members of the Organization and Compensation Committee has been an officer or employee of the Company or any of its subsidiaries.

Director Compensation

Annual compensation for non-employee directors is comprised of the following components: annual or interim retainers (paid 50% in cash and 50% in shares of Common Stock or 100% in shares of Common Stock, at the election of each director, as described below), meeting and committee fees paid in cash, and other fees for special assignments or director education programs, paid in cash. Payment of annual or interim retainers can be deferred until retirement from the Board of Directors, as described below. No directors deferred payment of the portion of the annual retainer payable in cash, if any, in 2005. The total compensation paid to non-employee directors during 2005 is shown in the following table:

Director	Annual Retainer: Paid in Cash	Annual Retainer: Paid in Common Stock[1]	Annual Retainer: Paid in Deferred Stock Units[1]	Meeting and Committee Fees (Paid in Cash)[2]	Other Fees (Paid in Cash)

Hank Brown*	$30,000	581 shares	0	$45,500	$1,000
Michael Chu	30,000	0	581 units	34,750	0
Lawrence R. Codey*	0	0	1,161 units	36,750	3,000
T. J. Dermot Dunphy	30,000	581 shares	0	22,500	0
Charles F. Farrell, Jr.*	0	0	1,161 units	36,000	1,000
Jacqueline B. Kosecoff	0	0	1,161 units	5,500	0
Kenneth P. Manning	30,000	581 shares	0	22,000	1,000
William J. Marino	0	0	1,161 units	25,250	0

* Chairman of Committee

[1] The number of shares or deferred stock units paid as all or part of the annual retainer in 2005 was determined by dividing the amount of the annual retainer to be so paid (either $30,000 or $60,000, at the election of each director) by $51.70, the closing price of a share of Common Stock on May 20, 2005, the date of the 2005 Annual Meeting, at which meeting all of the non-employee directors were elected, and rounding up to the nearest whole share.
[2] Includes fees for serving as chairman of a Board Committee.

Board Retainers

Under the 2002 Stock Plan for Non-Employee Directors, each member of the Board of Directors who is neither an officer nor an employee of the Company and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board of Directors sets the amount of the annual retainer prior to the annual meeting. The Board of Directors has set the annual retainer for 2006 at $75,000. The annual retainer for 2002 through 2005 was $60,000.

A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is one-twelfth of the annual retainer paid to non-employee directors elected at the previous annual meeting for each full 30-day period during the period beginning on the date of election of the non-employee director and ending on the date of the next annual meeting provided for in accordance with the Company's By-laws.

During 2005, each current director of the Company except Mr. Hickey, who is an officer and employee of the Company, received an annual retainer in the amount of $60,000.

Payment of Retainers

The Company pays half of each retainer, whether annual or interim, in shares of its Common Stock and half in cash, provided that each non-employee director can elect, prior to becoming entitled to the retainer, to receive all of the retainer in shares of Common Stock. The Company calculates the number of shares of Common Stock issued as all or part of an annual retainer by dividing the amount payable in shares of Common Stock by the fair market value per share. The fair market value per share is the closing price of the Common Stock on the annual meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount payable in shares of Common Stock divided by the fair market value per share on the date of the director's election to the Board. If any calculation would result in a fractional share of Common Stock being issued, then the Company rounds the number of shares to be issued up to the nearest whole share.

The Company pays the portion of a retainer that is payable in shares of Common Stock to the non-employee director promptly after he or she becomes entitled to receive it. Prior to the issuance of Common Stock to an eligible director or, if the director has elected to defer the retainer under the Deferred Compensation Plan for Directors, described below, prior to crediting the director's stock account with stock

Director Compensation

units representing the Common Stock, the director must pay the Company an issue price equal to the $0.10 per share par value of the Common Stock and agree to hold the shares of Common Stock covered by the award in accordance with the terms and conditions of the 2002 Stock Plan, which include restrictions on disposition as described below. The Company pays the portion of an annual retainer payable in cash, if any, in quarterly installments, and the portion of an interim retainer payable in cash, if any, in installments on the remaining quarterly installment dates for cash retainer payments to be made to non-employee directors elected at the most recent annual meeting.

Deferred Compensation Plan

The Sealed Air Corporation Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director's annual or interim retainer until the non-employee director retires from the Board. Each non-employee director has the opportunity to elect to defer the portion of the annual or interim retainer payable in shares of Common Stock. If a non-employee director makes that election, he or she may also elect to defer the portion, if any, of the annual or interim retainer payable in cash. The Company holds deferred shares of Common Stock as stock units in a stock account; the Company does not issue these shares until it pays the non-employee director, normally after retirement from the Board, so the non-employee director cannot vote the deferred shares. Deferred shares, when issued, are considered to be issued under the 2002 Stock Plan. The Company credits deferred cash to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. The non-employee director can elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

A director may not sell, transfer or encumber shares of Common Stock issued under the 2002 Stock Plan while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2002 Stock Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of the Company. During this period, the director, or the director's accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2002 Stock Plan. Since the Company holds deferred shares of Common Stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of Common Stock. The restrictions on the disposition of shares issued pursuant to the 2002 Stock Plan terminate upon the occurrence of specified events related to a change of control of the Company.

Other Fees and Arrangements

Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives a fee of $2,000 per year for serving as a member of the Committee. The chairman of the Audit Committee receives an additional fee of $4,000 per year, and the chairman of each of the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives an additional fee of $2,000 per year. Each non-employee director receives a fee of $1,500 for each Board or Committee meeting attended that is held in person (regardless of whether the director attends by conference telephone) and a fee of $750 for each Board or Committee meeting attended that is held by conference telephone. Non-employee directors who undertake special assignments at the request of the Board or of any Committee of the Board, or who attend a director education program, receive a fee of $1,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. The Company pays these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above. Directors are permitted to participate in the Company's matching gift program, whereby the Company will match gifts to educational institutions on a one-to-one basis to a maximum of $5,000 per participant in any calendar year.

Election of Directors

At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has designated as nominees for election the nine persons named below, all of whom currently serve as directors of the Company.

Shares of Common Stock that are voted as instructed on the proxy card and this proxy statement will be voted in favor of the election as directors of the nominees named below unless otherwise specified in the proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which the Company does not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the holder of the proxy.

Information Concerning Nominees

The information appearing in the following table sets forth, for each nominee as a director, the nominee's business experience for the past five years, the year in which the nominee first became a director of the Company or of the former Sealed Air Corporation (described in note 1 below), and the nominee's age as of February 28, 2006. There are no family relationships among any of the Company's directors or officers.

Name	Business Experience	Director Since[1]	Age
Hank Brown	President of University of Colorado System since August 2005. Formerly President and Chief Executive Officer of The Daniels Fund, a charitable foundation, from July 2002 until August 2005 and President of the University of Northern Colorado from July 1998 until June 2002. Director of Centennial Bank Holdings, Inc. and Sensient Technologies Corporation.	1997	66
Michael Chu	Senior Partner and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America, since August 2000. Senior Lecturer on the faculty of the Harvard Business School since July 2003. Formerly President and Chief Executive Officer of ACCION International, a non-profit corporation dedicated to microfinance in Latin America, Africa and the U.S., from October 1994 until December 1999, and Chair of ACCION Capital Markets from January 2000 to April 2001.	2002	57
Lawrence R. Codey	Former President of Public Service Electric and Gas Company, a public utility, until his retirement in February 2000. Director of New Jersey Resources Corporation and United Water Resources, Inc.	1993	61
T. J. Dermot Dunphy	Chairman and Chief Executive Officer of Kildare Enterprises LLC, a private equity investment and management firm. Chairman of the Board of the Company from 1998 to November 2000. Chief Executive Officer of the Company from March 1971 until his retirement in February 2000. Board member of Graham Packaging.	1969	73
Charles F. Farrell, Jr.	President of Crystal Creek Associates, LLC, an investment management and business consulting firm.	1971	75

Election of Directors

Name	Business Experience	Director Since[1]	Age
William V. Hickey	President and Chief Executive Officer of the Company since March 2000. Formerly President and Chief Operating Officer of the Company. Director of Public Service Enterprise Group Incorporated and Sensient Technologies Corporation.	1999	61
Jacqueline B. Kosecoff	Chief Executive Officer, Ovations Pharmacy Solutions, UnitedHealth Group, a health and well-being business, since December 2005. Formerly Executive Vice President, Specialty Companies, PacifiCare Health Systems, Inc., a consumer health organization, from July 2002 to December 2005. From 1998 to July 2002, President and Founder of Protocare, Inc., which developed and tested drugs, devices, biopharmaceutical and nutritional products, and provided related consulting and analytic services. Director of STERIS Corporation.	2005	56
Kenneth P. Manning	Chairman, President and Chief Executive Officer of Sensient Technologies Corporation, an international supplier of flavors, colors and inks. Director of Badger Meter, Inc., and Sensient Technologies Corporation.	2002	64
William J. Marino	President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey, a not-for-profit health service corporation.	2002	62
1
On March 31, 1998, the Company completed a multi-step transaction, one step of which was a combination of the Cryovac business with the former Sealed Air Corporation. The period of service before that date includes time during which each director served continuously as a director of the Company or of the former Sealed Air Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and any persons owning ten percent or more of the Company's Common Stock to file reports with the SEC to report their beneficial ownership of and transactions in the Company's securities and to furnish the Company with copies of the reports. Based upon a review of the Section 16(a) reports furnished to the Company, along with written representations from or on behalf of executive officers and directors that no such reports were required during 2005, the Company believes that all required reports were timely filed during 2005.

Voting Securities

The only voting securities of the Company are the outstanding shares of its Common Stock. As of the close of business on March 14, 2006, 81,489,148 shares of Common Stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on March 14, 2006 will be entitled to notice of and to vote at the Annual Meeting.

Beneficial Ownership Table

The following table sets forth, as of the date indicated in the applicable Schedule 13G with respect to each person identified as having filed a Schedule 13G and as of February 28, 2006 with respect to each current director, nominee for election as a director and current executive officer, the number of outstanding shares of Common Stock and percentage of the class as of February 28, 2006 beneficially owned:

•
by each person known to the Company to be the beneficial owner of more than five percent of the then outstanding shares of Common Stock,

•
directly or indirectly by each current director, nominee for election as a director, and current executive officer of the Company named in the Summary Compensation Table set forth below, and

•
directly or indirectly by all directors and executive officers of the Company as a group.

Beneficial Owner	Shares of Class Beneficially Owned		Percentage of Outstanding Shares in Class
Davis Selected Advisers, L.P.[1] 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	29,196,437		35.8
Capital Research and Management Company and The Growth Fund of America, Inc.[2] 333 South Hope Street Los Angeles, California 90071	8,902,500		10.9
Hank Brown	7,531	[3]	*
Michael Chu	2,301	[3,4]	*
Lawrence R. Codey	23,600	[3,4]	*
David B. Crosier	28,000		*
T. J. Dermot Dunphy	464,100	[4]	*
Charles F. Farrell, Jr.	2,800	[3,4]	*
William V. Hickey	419,427	[5]	*
David H. Kelsey	21,807	[5]	*
Jacqueline B. Kosecoff	200	[3]	*
Kenneth P. Manning	10,133		*
William J. Marino	4,000	[3]	*
Robert A. Pesci	81,476	[4,5]	*
J. Stuart K. Prosser	33,501		*
All directors and executive officers as a group (25 persons)	1,439,638	[7]	1.8
*
Less than 1%.

1
The ownership information set forth in the table is based on information contained in a Schedule 13G/A dated December 31, 2005 filed with the SEC by Davis Selected Advisers, L.P. ("Davis") with respect to ownership of shares of Common Stock, which indicated that Davis has sole voting and dispositive power with respect to 29,196,437 shares.

2
The ownership information set forth in the table is based on information contained in a Schedule 13G/A dated February 6, 2006, jointly filed by Capital Research and Management Company ("Capital") and The Growth Fund of America, Inc. ("Growth") with respect to ownership of shares of Common Stock which indicated that Capital had sole voting power

Voting Securities

with respect to 2,710,000 shares and sole dispositive power with respect to 8,902,500 shares and that Growth had sole voting power with respect to 4,314,000 shares.

3
The number of shares of Common Stock listed in the table does not include 18,205 stock units held in the stock accounts of the non-employee directors under the Sealed Air Corporation Deferred Compensation Plan for Directors. Each stock unit represents one share of Common Stock. Holders of stock units cannot vote the shares represented by the units; see "Director Compensation—Deferred Compensation Plan" above. The following numbers of stock units held by non-employee directors are set forth opposite their respective names below.

Hank Brown	662
Michael Chu	1,190
Lawrence R. Codey	5,064
Charles F. Farrell, Jr	5,064
Jacqueline B. Kosecoff	1,161
William J. Marino	5,064
4
The number of shares of Common Stock listed for Mr. Chu includes 1,000 shares for which he shares voting and investment power with a family member. The number of shares of Common Stock listed for Mr. Codey includes 5,000 shares held by his spouse. The number of shares of Common Stock held by Mr. Dunphy includes 32,000 shares held by him as custodian for a family member, 5,000 shares held by a charitable foundation for which he shares voting and investment power, and 63,056 held in an individual retirement account. The number of shares of Common Stock held by Mr. Farrell includes 2,800 shares held in a retirement trust. The number of shares of Common Stock listed for Mr. Pesci includes 500 shares held by a family member.

5
This figure includes shares of Common Stock held in the Company's Profit-Sharing Plan trust fund with respect to which the respective directors and executive officers of the Company and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of February 28, 2006, approximately 1,641,106 shares of common stock were held in the trust fund under the plan, constituting approximately 2.0% of the outstanding shares of Common Stock. The approximate numbers of share equivalents held by directors and executive officers under the plan are set forth opposite their respective names below.

William V. Hickey	14,289
David H. Kelsey	164
Robert A. Pesci	26,024
Directors and executive officers as a group	76,091
6
The number of shares of Common Stock listed for all directors and executive officers as a group includes the right to acquire 3,079 shares upon the exercise of options granted by the Company prior to March 31, 1998.

7
This figure includes, without duplication, all of the outstanding shares of Common Stock referred to in notes 4 through 6 above as well as 12,000 shares with respect to which an executive officer shares voting and investment power with a spouse, 1,597 shares held by or for a family member of an executive officer of the Company and 2,853 shares held in the trust fund for the Company's 401(k) Thrift Plan with respect to which executive officers of the Company who are not named in the above table may be deemed to be beneficial owners. As of February 28, 2006, approximately 302,143 shares of Common Stock were held in the trust fund for the 401(k) Thrift Plan, constituting approximately 0.4% of the outstanding shares of Common Stock.

Executive
Compensation

Summary Compensation Table

Long-Term Compensation
		Annual Compensation[1,2]			Awards Restricted Stock Awards[3]
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation[1,2]		All Other Compensation[4]

William V. Hickey President and Chief Executive Officer	2005 2004 2003	$475,000 446,333 423,333	$310,000 400,000 428,000	$3,600 3,600 3,600	$1,026,200 1,185,250 1,195,800	$19,579 18,634 15,100
David B. Crosier[5] Senior Vice President	2005 2004	312,500 118,750	150,000 150,000	26,192 11,890	854,240 555,000	49,316 25,135
David H. Kelsey Senior Vice President and Chief Financial Officer	2005 2004 2003	335,000 322,833 310,000	134,800 146,250 150,000	3,600 3,600 3,600	0 724,350 0	15,854 14,841 14,425
Robert A. Pesci Senior Vice President	2005 2004 2003	335,000 324,167 310,000	130,000 152,000 150,000	3,600 3,600 3,600	0 0 525,000	18,354 17,629 13,964
J. Stuart K. Prosser[6] Senior Vice President	2005 2004 2003	344,851 334,033 232,536	120,674 128,046 59,555	19,198 17,316 14,645	0 0 1,209,440	0 0 6,834
1
The only perquisite provided to Messrs. Hickey, Kelsey and Pesci is the use of a company-leased car, which is valued at the annual lease value of the car plus fuel costs and which is taxable to the executive officers in 2005 in the amount of $12,996, $8,181 and $12,613, respectively. Mr. Prosser, who is based and resides in the United Kingdom, has the use of an apartment in the Duncan, South Carolina area when he is working at the Company's Duncan facility, since the cost is less than the cost of hotel rooms in the area. The Company pays the rent and utilities for the apartment in the amount of $11,713 in 2005 and $10,180 in 2004. Since perquisites, other personal benefits, securities and property paid or accrued during each year not otherwise reported did not exceed for any named executive officer the lesser of $50,000 or 10% of the annual compensation reported in the Summary Compensation Table for that individual, the amounts described in this note 1 are not reflected in the Summary Compensation Table.

2
The amounts shown as "other annual compensation" for each of Messrs. Hickey, Kelsey and Pesci represent cash payments to reimburse the officer for the taxes incurred due to the compensation attributable to use of his company car, as described in note 1. The amounts shown as "other annual compensation" for Messrs. Crosier and Prosser represent annual car allowances paid to them in cash in lieu of a company car in the amounts of $11,200 in 2005 and $700 in 2004 for Mr. Crosier and $19,198 in 2005, $17,316 in 2004 and $14,645 in 2003 for Mr. Prosser. Also, "other annual compensation" for Mr. Crosier includes cash payments of $14,992 in 2005 and $11,190 in 2004 to reimburse him for the taxes incurred due to the compensation attributable to the reimbursement of temporary living expenses included in "all other compensation" (see note 4 below).

3
Represents the fair market value on the date of an award of Common Stock made under the Company's 1998 Contingent Stock Plan for awards made prior to May 20, 2005 and under the Company's 2005 Contingent Stock Plan for awards made on or after May 20, 2005 after deducting the purchase price, if any, of the shares covered by the award. The total number of unvested shares held by each of the named executive officers as of December 31, 2005 is set forth in the following table, and the fair market values of the unvested shares as of that date are as follows: Mr. Hickey—$8,049,161; Mr. Crosier—$1,572,760; Mr. Kelsey—$842,550; Mr. Pesci—$561,700; and Mr. Prosser—$1,348,080. As of that date, these

Executive
Compensation

awards, all of which were granted with an original vesting period of three years, which has been extended in some cases, vest as follows:

	2006	2007	2008
William V. Hickey	98,300	25,000	20,000
David B. Crosier	0	12,000	16,000
David H. Kelsey	0	15,000	0
Robert A. Pesci	10,000	0	0
J. Stuart K. Prosser	24,000	0	0

During the vesting period, recipients of awards are entitled to receive any dividends or other distributions on the unvested shares they hold.

4
The amounts in this column for 2005 include, for each of the named executive officers other than Mr. Prosser, employer contributions to the Company's Profit-Sharing Plan in the amount of $12,600 per person and employer matching contributions under the Company's 401(k) Thrift Plan in the amount of $3,879 for Mr. Hickey, $2,451 for Mr. Crosier, $3,254 for Mr. Kelsey, and $3,254 for Mr. Pesci. In addition, for Messrs. Hickey and Pesci, the 2005 amounts include premiums of $3,100 and $2,500, respectively, paid by the Company for supplemental universal life insurance policies owned by them. The amount in this column for 2005 for Mr. Crosier also includes $34,265 for temporary living expenses in the Saddle Brook, New Jersey area, since Mr. Crosier currently resides in Massachusetts. The Company has granted Mr. Crosier extended temporary living expenses in the New Jersey area under the Company's relocation program for a period ending no later than August 2007. None of the named executive officers participates in any deferred compensation plan or supplemental executive retirement plan.

5
Mr. Crosier has been an employee since August 9, 2004.

6
Mr. Prosser is an employee of a wholly-owned U.K. subsidiary of the Company, and his compensation is paid in British pounds. Dollar amounts for compensation paid to Mr. Prosser each year set forth in the above table (except amounts related to restricted stock awards) are based on compensation in British pounds converted to U.S. dollars using the average exchange rate in effect for the year.

The Company does not generally enter into employment agreements with its officers or other employees except in countries outside the U.S. where such agreements are customary. However, in recent years, all exempt employees in the U.S. have generally been required to enter into a Non-Compete and Confidentiality Agreement with the Company at the time of hire. The Non-Compete and Confidentiality Agreement addresses the confidentiality of proprietary Company information and disclosure and assignment of inventions to the Company and includes a two-year post-employment non-compete obligation by the employee with payment to the employee of one to two months' severance pay if his or her employment is terminated by the Company other than for gross misconduct. The Company, at its option, can release the employee from the non-compete obligations, in which case no severance payment would be made. Each of Messrs. Crosier and Kelsey signed a Non-Compete and Confidentiality Agreement when he was hired and would be entitled to two months' severance pay if his employment were terminated by the Company under the circumstances specified in the Agreement. None of the other executive officers named in the Summary Compensation Table has an agreement or arrangement with the Company providing for severance or other payments upon termination of employment or upon a change of control, except as noted in the next paragraph.

The 1998 Contingent Stock Plan and the 2005 Contingent Stock Plan both have change of control provisions that provide that awards made under the plan will vest upon a change of control event as defined in each plan. The executive officers named in the Summary Compensation Table hold unvested awards as specified in note 3 to the Summary Compensation Table; all of those unvested shares would vest upon the occurrence of such a change of control event.

Executive
Compensation

Pension Plan Table (United Kingdom)

The only executive officer named in the Summary Compensation Table who participates in a defined benefit retirement plan is Mr. Prosser, who participates in The Sealed Air UK Pension Plan (the "Pension Plan"), a defined benefit plan that closed to new members on June 1, 2000. The following table shows the estimated annual benefits payable on retirement (assuming retirement at age 65) to members of the Pension Plan.

	Years of Service

Remuneration ($)	20	25	30	35	40

$125,000	$50,000	$58,333	$66,667	$75,000	$83,333

150,000	60,000	70,000	80,000	90,000	100,000

175,000	70,000	81,667	93,333	105,000	116,667

200,000	80,000	93,333	106,667	120,000	133,333

225,000	90,000	105,000	120,000	135,000	150,000

250,000	100,000	116,667	133,333	150,000	166,667

300,000	120,000	140,000	160,000	180,000	200,000

350,000	140,000	163,333	186,667	210,000	233,333

400,000	160,000	186,667	213,333	240,000	266,667

450,000	180,000	210,000	240,000	270,000	300,000

500,000	200,000	233,333	266,667	300,000	333,333

The Pension Plan provides benefits based on the member's complete years and months of service and final pensionable salary. Final pensionable salary is calculated as the average of the highest three consecutive Pension Plan salaries (basic annual salary less the basic state pension) in the last 15 years before retirement (or leaving). Active members contribute 5% of Pension Plan salary each year. Under the Pension Plan, amounts paid as cash bonuses are not included in pensionable salary. The normal retirement age is 65 but, with the Company's agreement, a member may retire at age 62 with no reduction (for members with less than 25 years' service), or from age 60 (for members with over 25 years' service). The Company has agreed that Mr. Prosser may take early retirement with no reduction on December 31, 2005, or at such other time as is mutually agreed. The Company and Mr. Prosser have also agreed that a portion of his base salary paid since January 1, 2004 attributable to his global responsibility as head of the Company's Food Packaging Division will not be included as pensionable salary for the purpose of calculating his benefit under the Pension Plan.

For the purpose of calculating Mr. Prosser's benefit under the Pension Plan, the average of the highest three consecutive Pension Plan salaries in the last 15 years for Mr. Prosser as at December 31, 2005 is $247,963 per year (the equivalent of 144,098 British pounds per year). His credited service as at the same date is 36 years and 10 months. If Mr. Prosser remains in service until age 65, his credited service will be 40 years, the maximum credited service allowed under the Pension Plan.

Executive
Compensation

Report of the Company's Organization and Compensation Committee on Executive Compensation

The following report of the Company's Organization and Compensation Committee (the "Compensation Committee") sets forth information about the Company's executive compensation program and the 2005 compensation of the executive officers of the Company named above in the Summary Compensation Table.

Compensation Philosophy

The Company's executive compensation program consists of salaries, annual bonuses tied to performance, and awards under the Company's 2005 Contingent Stock Plan (which replaced the 1998 Contingent Stock Plan upon approval of the 2005 Contingent Stock Plan at the 2005 Annual Meeting). The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. In reaching its decisions, the Compensation Committee is guided by its own judgment and those sources of information, such as compensation surveys, that the Compensation Committee considers relevant.

This program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders, as well as to attract, retain and motivate key executives.

Compliance with Section 162(m) of the Internal Revenue Code: Performance-Based Compensation Program

In light of gradually increasing compensation levels with a fixed $1 million limit on deductible compensation under Section 162(m) of the Internal Revenue Code, in early 2000, the Company adopted the Performance-Based Compensation Program of Sealed Air Corporation (the "Program"), which the Company's stockholders approved initially at the 2000 Annual Meeting and again (with amendments) at the 2005 Annual Meeting. The Program permits the Compensation Committee to make awards under the Company's 2005 Contingent Stock Plan and to approve cash bonuses under the Company's cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) and are thus fully deductible even if compensation exceeds the $1 million limit. Prior to the 2005 Annual Meeting, the Program provided for goals related to growth in net sales, operating profit, net earnings, measures of cash flow, measures of expense control, earnings before interest and taxes (commonly called EBIT), earnings before interest, taxes, depreciation and amortization (commonly called EBITDA), earnings per share, successful completion of strategic acquisitions, joint ventures or other transactions, or any combination of the foregoing goals. At the 2005 Annual Meeting, the Program was amended to provide for the following additional goals: measures of return on assets, return on invested capital or return on equity, shareholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Company's cost of capital), and the ratio of net sales to net working capital, or a combination of any of the foregoing goals.

During the first quarter of 2004, the Compensation Committee approved pre-established performance goals based upon calendar year 2004 performance for stock awards that the Compensation Committee could make in 2005 under the 2005 Contingent Stock Plan (or the 1998 Contingent Stock Plan prior to the 2005 Annual Meeting) to Messrs. Hickey, Kelsey, Pesci and Prosser and several other executives and for Mr. Hickey's 2004 cash bonus. These goals are confidential but were based on criteria specified in the Program. During the first quarter of 2005, the Compensation Committee certified achievement of two of the goals that had been established for calendar year 2004 related to 2004 diluted earnings per share and 2004 net income, thereby permitting the Company to pay a fully tax-deductible 2004 cash bonus to Mr. Hickey in the amount of up to $539,000 and to make fully tax-deductible stock awards under the 2005 Contingent Stock Plan (and under the 1998 Contingent Stock Plan prior to the 2005 Annual Meeting) during 2005 in the amount of up to 42,900 shares to each of the participating executives.

During the first quarter of 2005, the Compensation Committee approved pre-established performance goals based upon calendar year 2005 performance for 2005 cash bonuses that would be paid in 2006 to

Executive
Compensation

Messrs. Hickey, Crosier, Kelsey, Pesci and Prosser and several other executives and for stock awards that the Compensation Committee may make in 2006 under the 2005 Contingent Stock Plan to the same group of officers and executives. These goals are confidential, but were based on criteria specified in the Program. During the first quarter of 2006, the Compensation Committee certified achievement of one of the goals that had been established for calendar year 2005 related to 2005 operating expenses as a percentage of net sales, thereby permitting the Company to pay fully tax-deductible 2005 cash bonuses of up to $2.56 million to each of the participating executives and to make fully tax-deductible stock awards under the 2005 Contingent Stock Plan during 2006 in the amount of up to 162,900 shares to each of the participating executives. As shown in the Summary Compensation Table above and as discussed below, however, the Compensation Committee exercised its discretion to approve 2005 cash bonuses for each of the participating executives that were substantially less than the tax-deductible limit set by the Program.

The Compensation Committee's policy is to structure executive compensation to be deductible without limitation where doing so would further the purposes of the Company's executive compensation program. Thus, both before and after the adoption of the Program, the Compensation Committee has authorized extensions of vesting dates for awards under the Company's 1998 Contingent Stock Plan to certain of the Company's executive officers that were not made under the Program. During 2005, non-deductible compensation under Section 162(m) was minimal.

However, the Compensation Committee believes that compensation of the Company's executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Compensation Committee may approve executive compensation that may not be fully deductible.

Salaries and Annual Bonuses

The Compensation Committee is responsible for setting the compensation of the Company's executive officers, including the executive officers listed in the Summary Compensation Table, and other employees of the Company or any of its subsidiaries with base salaries of $175,000 or more. The Compensation Committee conducts an annual compensation review during the first quarter of the year. The Chief Executive Officer of the Company submits salary and bonus recommendations to the Compensation Committee for the other executive officers and employees whose compensation is set by the Compensation Committee. Following a review of those recommendations, the Compensation Committee approves cash bonuses for the prior year and salary adjustments and cash bonus objectives for the current year for the other executive officers and employees with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate. Also, the Compensation Committee may adjust salaries for specific executive officers or employees at other times during the year when there are significant changes in the responsibilities of such officers or employees.

The Compensation Committee bases its decisions on salaries and cash bonus objectives principally on the responsibilities and individual performance of the particular executive, which may be adjusted based on the Compensation Committee's evaluation of the market demand for executives of the capability and experience employed by the Company in relation to the total compensation paid to the particular executive. The Compensation Committee sets annual cash bonus objectives at a level that links a substantial portion of each individual's annual cash compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining such objectives.

The Compensation Committee determines cash bonuses based upon the attainment of corporate and individual performance objectives for the year in question. The principal measure of corporate performance used to establish annual cash bonuses is the extent to which the Company achieves its business plan for the year in question. The business plan is developed by management and approved by the Board of Directors before the beginning of such year. The Compensation Committee does not rely exclusively on any single measure of financial performance to measure achievement of the Company's business plan. However, the Compensation Committee gives greatest weight to the achievement of budgeted targets for corporate operating profit and, for divisional and regional executives, divisional and regional

Executive
Compensation

operating profit. Other financial measures for individual executive officers may include net sales, net earnings, return on investment, measures of expense control, balance sheet items and EBITDA. The Company does not make its business plans public. Accordingly, the specific financial targets upon which annual cash bonus objectives are based are not publicly available, although they are tied to reasonable growth expectations. The Compensation Committee also evaluates executives other than the Chief Executive Officer based upon their attainment of individual management objectives within their particular areas of responsibility.

During the first quarter of 2005, the Compensation Committee conducted a compensation review for Messrs. Crosier, Kelsey, Pesci and Prosser, in connection with which Mr. Hickey submitted recommendations to the Compensation Committee for 2004 cash bonuses, 2005 salary adjustments and 2005 cash bonus objectives. The Compensation Committee approved such recommendations with such modifications as the Compensation Committee deemed appropriate, none of which was material. These salary increases were based primarily upon the factors discussed above.

During the first quarter of 2006, the Compensation Committee conducted a compensation review for Messrs. Crosier, Kelsey, Pesci and Prosser, in connection with which Mr. Hickey submitted recommendations to the Compensation Committee for 2005 cash bonuses, 2006 salary adjustments and 2006 cash bonus objectives. Mr. Hickey's recommendations for salary adjustments and cash bonuses reflected the degree of attainment of divisional or regional operating profit where appropriate and of other financial and non-financial goals that were individually established for each of the executive officers during the first quarter of 2005. The year 2005 was a challenging year with high petrochemical-based raw material and energy related costs. Although many employees, including the four executive officers, had put in significant efforts and made important contributions to respond to those challenges, the Company had not reached its targeted 2005 corporate operating profit goal for 2005. Thus, Mr. Hickey's recommendations for 2005 cash bonuses also reflected a reduction of 2005 cash bonuses to an average of 80% of the bonus objectives for 2005 for all bonus-eligible employees, including executive officers of the Company. The Compensation Committee approved such recommendations with such modifications as the Compensation Committee deemed appropriate, none of which was material.

Compensation of the Chief Executive Officer

The Compensation Committee, after conducting a review of the Chief Executive Officer's performance and compensation with the other non-employee directors, evaluates the performance of the Chief Executive Officer, reviews the Compensation Committee's evaluation with him, and based on that evaluation and review decides his compensation and performance and bonus objectives. The Compensation Committee believes that the Chief Executive Officer's cash compensation should be weighted somewhat toward annual incentive compensation in the form of cash bonuses rather than salary but that, on an overall basis, his compensation should be weighted more heavily toward long-term incentive compensation derived from equity ownership in the Company through its Contingent Stock Plan.

The Chief Executive Officer has no agreement with the Company providing for severance or other payments upon termination of employment or upon a change of control (except under the change of control provisions of the 1998 Contingent Stock Plan and the 2005 Contingent Stock Plan), and he does not participate in any deferred compensation plan or supplemental executive retirement plan. The only perquisite that he receives is the use of a company-leased car, as described in the notes to the Summary Compensation Table.

During the first quarter of 2005, the Compensation Committee approved a 6.7% increase in Mr. Hickey's salary and an award of 20,000 shares of Common Stock under the 1998 Contingent Stock Plan. The increase and award recognized the Company's strong operating results in 2004 and Mr. Hickey's leadership and performance during 2004. During the first quarter of 2005, the Compensation Committee established a 2005 cash bonus objective for Mr. Hickey, which was subject to achievement of pre-established performance goals for 2005 set by the Compensation Committee under the Program, described above. The Compensation Committee also established additional priorities for Mr. Hickey.

Executive
Compensation

During the first quarter of 2006, the Compensation Committee considered the Company's operating results and performance during 2005 and evaluated Mr. Hickey's leadership and performance during 2005 including progress made by Mr. Hickey in addressing priorities established by the Board of Directors in early 2005. The Compensation Committee also considered Mr. Hickey's recommendation that his 2005 cash bonus be subject to the reduction in 2005 cash bonuses applicable to other bonus-eligible employees as discussed previously. Based on those factors, the Compensation Committee approved a 2005 cash bonus of $310,000 for Mr. Hickey.

2005 Contingent Stock Plan

The Company established its 2005 Contingent Stock Plan to provide an effective method of motivating performance of key employees, including executive officers of the Company, and of creating an identity of interests in participating employees with the interests of the stockholders. The Plan provides for the award of equity-based compensation, including restricted stock, restricted stock units, performance share units and cash awards measured by share price, to such key employees of the Company or any of its subsidiaries as the Compensation Committee determines to be eligible for awards. The Company makes awards under its 2005 Contingent Stock Plan as long-term incentive compensation to its executives and other key employees when the Compensation Committee feels such awards are appropriate. The Company expects that executive officers who receive awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with the stockholders of the Company, although the Company has not adopted any formal stock ownership guidelines for its executive officers.

Awards made under this Plan are subject to forfeiture for three years after they are granted, or such longer period as may be determined by the Compensation Committee, upon the termination of an employee's employment during the vesting period other than as a result of death or total disability. The risk of forfeiture terminates upon the occurrence of any of the events related to change of control of the Company specified in the Plan. Awards made under this Plan may not be sold, transferred or encumbered by the employee while they are subject to forfeiture. Awards are expensed over the three-year vesting period.

The 2005 Contingent Stock Plan replaced the Contingent Stock Plan that was approved by the Company's stockholders in 1998. The 2005 Contingent Stock Plan is the Company's sole long-term equity compensation program for officers and employees, except that prior grants under the 1998 Contingent Stock Plan remain subject to that plan's provisions. The 1998 Contingent Stock Plan provided for the grant to employees of awards to purchase Common Stock during the succeeding 60-day period. The Compensation Committee had set the price to purchase Common Stock pursuant to grants under the 1998 Contingent Stock Plan at $1.00 per share. There is no similar purchase price under the 2005 Contingent Stock Plan. Shares issued under the 1998 Contingent Stock Plan may not be sold, transferred or encumbered by the employee for a period of at least three years after award and are subject to a repurchase option by the Company at the price at which the shares were issued. The repurchase option is exercisable by the Company only upon the termination of an employee's employment during the vesting period other than as a result of death or total disability. The repurchase option terminates upon the occurrence of any of the events related to change of control of the Company specified in the Plan. Awards under the 1998 Contingent Stock Plan are expensed over the three-year vesting period.

The Compensation Committee makes awards under the 2005 Contingent Stock Plan both to reward short-term performance with equity-based compensation and to motivate the recipient's long-term performance. The Compensation Committee does not follow the practice of making annual or other periodic awards to individuals who are determined to be eligible to participate in the Plan. However, the Compensation Committee regularly reviews the stock ownership of key employees and, when it deems it appropriate, makes awards under the Plan to reflect the contributions of those individuals to specific Company achievements and to provide motivation toward the achievement of additional strategic objectives. During 2005, the Compensation Committee made an award of restricted stock under the 2005 Contingent Stock Plan to Mr. Crosier and an award of contingent stock under the Company's 1998 Contingent Stock Plan to Mr. Hickey. As noted above, the compensation associated with these awards will be fully tax-deductible by the Company, since the Compensation Committee had certified

Executive
Compensation

achievement of one of the goals that had been established for calendar year 2004 under the Program, and each of the awards was less than the limit of 42,900 shares set in connection with achievement of that goal.

Stock Performance

While the Compensation Committee takes note of the performance of the Company's Common Stock in its compensation decisions, it does not consider stock performance to be a principal determinant in making those decisions, since total return to stockholders as reflected in the performance of the Company's stock price is subject to factors, including factors affecting the securities markets generally, that are unrelated to the Company's performance.

Since management compensation is based upon factors relating to the Company's growth and profitability and the contributions of each of its executives to the achievement of the Company's objectives, the Compensation Committee believes that it has provided appropriate incentives to align management's interests with the long-term growth and development of the Company and the interests of its stockholders. The Compensation Committee also believes that there are many ways in which its executive officers and other executives contribute to building a successful company. While the Company's financial statements and stock prices should eventually reflect the results of those efforts, many long-term strategic decisions made in pursuing the Company's growth and development may have little visible impact in the short term.

Organization and Compensation Committee

Charles F. Farrell, Jr., Chairman
Michael Chu
Jacqueline B. Kosecoff
William J. Marino

Common Stock Performance Comparisons	The following graph shows, for the five years ended December 31, 2005, the cumulative total return on an investment of $100 assumed to have been made on December 31, 2000 in the Company's Common Stock. The graph compares this return ("SAC") with that of comparable investments assumed to have been made on the same date in (a) the Standard & Poor's 500 Stock Index ("Composite S&P 500"), and (b) the containers and packaging segment of the Standard & Poor's 500 Stock Index ("Containers & Packaging"), the published Standard & Poor's market segment for the Company.

Total return for each assumed investment assumes the reinvestment of all dividends on December 31 of the year in which the dividends were paid. The Company has not paid cash dividends on its Common Stock during the periods presented.

The Company's Common Stock is listed on the New York Stock Exchange (trading symbol: SEE).

Selection of Independent Auditor

The Audit Committee has approved the retention of KPMG LLP, an Independent Registered Public Accounting Firm, as the Company's independent auditor to examine and report on the Company's financial statements and the effectiveness of the Company's internal control over financial reporting for the fiscal year ending December 31, 2006, subject to ratification of the retention by the stockholders at the Annual Meeting. KPMG has acted as the independent auditor for the Company since 1998, and the Audit Committee considers the firm to be well qualified. Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of ratification of the appointment.

Representatives of KPMG will be present at the Annual Meeting. The KPMG representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

Principal Independent Auditor Fees	The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

	2005	2004
Audit Fees[1]	$6,933,000	$8,156,000
Audit-Related Fees[2]	231,000	1,814,000
Tax Fees[3]	318,000	734,000
All Other Fees[4]	2,000	115,000

Total Fees	$7,484,000	$10,819,000

1
Includes services relating to audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly financial statements, statutory audits, consents, and assistance with the review of documents filed with the SEC.

2
Includes services relating to employee benefit plan audits, captive insurance audit (2005 only), and due diligence assistance. During 2004, also includes forensic procedures, Sarbanes-Oxley 404 readiness assistance, and special purpose financial statements.

3
Includes services for global tax compliance, international expatriate tax compliance and special projects.

4
Includes miscellaneous services in 2005 and pension/actuarial services primarily in Europe in 2004. KPMG stopped providing pension/actuarial services to the Company in 2004.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires the Committee or a member of the Committee to pre-approve all engagements of the Company's independent auditor. Each year, the Audit Committee must approve the independent auditor's retention to audit the Company's financial statements, subject to ratification by the stockholders at the annual meeting. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or a member of the Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of the Company's subsidiaries. The Audit Committee or its chairman pre-approved all audit and non-audit services provided by KPMG during 2005.

Report of
the Company's
Audit Committee

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial reporting processes and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is attached to this Proxy Statement as Annex C and available on the Company's web site at www.sealedair.com.

Management is responsible for the Company's system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the report on the Company's internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon, for attesting to management's report on the Company's internal control over financial reporting and for reporting on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the Company's independent auditor, to review and discuss the December 31, 2005 audited consolidated financial statements. Management represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received from KPMG written disclosures and the letter that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee also considered whether KPMG's provision of non-audit services and the audit and non-audit fees paid to KPMG were compatible with maintaining that firm's independence. On the basis of these reviews, the Audit Committee determined that KPMG has the requisite independence.

Management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting as of December 31, 2005 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and from KPMG at each regularly scheduled Committee meeting and provided oversight of the process. Prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2005 with the SEC, the Audit Committee also reviewed management's report on the effectiveness of the Company's internal control over financial reporting to be contained in the Company's Form 10-K, as well as the Reports of Independent Registered Public Accounting Firm provided by KPMG, also to be included in the Company's Form 10-K. KPMG's reports in that Form 10-K related to its audit of the Company's consolidated financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessment of the effectiveness of internal control over financial reporting.

Based upon the Audit Committee's discussions with management and the independent auditor and the Audit Committee's review of the information provided by and the representations of management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the SEC. The Audit Committee also selected KPMG as the Company's independent auditor for the fiscal year ending December 31, 2006, subject to ratification of the selection by the Company's stockholders.

Audit Committee

Hank Brown, Chairman
Michael Chu
Lawrence R. Codey
Kenneth P. Manning

Stockholder Proposals
for the 2007
Annual Meeting

In order for stockholder proposals for the 2007 annual meeting of stockholders to be eligible for inclusion in the Company's Proxy Statement and form of proxy for that meeting, the Company must receive them at its principal office in Saddle Brook, New Jersey, directed to the attention of the Secretary, no later than December 1, 2006. The Company's By-laws set forth the procedures stockholders must follow in order to present any business at an annual meeting of stockholders, other than proposals included in the Company's Proxy Statement. In addition to any other applicable requirements, for business to be properly brought before the 2007 annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form including all required information to the Secretary of the Company. To be timely, the Company must receive a stockholder's notice to the Secretary at the principal office of the Company between December 2, 2006 and February 14, 2007, provided that, if the 2007 annual meeting is called for a date that is not within 30 days before or after May 12, 2007, then the Company must receive the notice from the stockholder a reasonable time before the Company mails its proxy statement for the 2007 annual meeting. A copy of the Company's By-laws is posted on the Company's web site at www.sealedair.com.

Delivery of Documents to Security Holders Sharing an Address

The Company is delivering, or making available electronically, this Proxy Statement and its 2005 Annual Report to Stockholders to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Annual Report and Proxy Statement if previously notified by their bank, broker or other holder. This process by which the Company delivers only one annual report or proxy statement, as the case may be, to multiple security holders sharing an address, unless it receives contrary instructions from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless the Company receives instructions to the contrary from one or more of the stockholders within the household.

Street name stockholders in a single household who receive only one copy of the Annual Report and Proxy Statement may request to receive separate copies. Also, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future. Street name stockholders should follow the householding instructions provided on the Voting Instructions Form.

Copies of this Proxy Statement and the 2005 Annual Report are available promptly by calling 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291.
Other Matters
The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by the Company. Georgeson Shareholder will solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by these persons. The Company will pay Georgeson a fee of $13,000 covering its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission.
By Order of the Board of Directors H. KATHERINE WHITE Secretary
Saddle Brook, New Jersey March 31, 2006

Annex A

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board.

2.
Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.
the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation's charter and by-laws; and

b.
the candidate, if elected, will comply with the Corporation's Code of Conduct for directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

  In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation's standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board's qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation's Board as provided in the Corporation's process for identifying and evaluating nominees for director.

3.
In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.
the name and address of the stockholder as they appear in the Corporation's books and the class and number of shares of the Corporation's stock held beneficially and of record by the stockholder; and

b.
a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.
A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board's approval of nominations for the annual meeting to permit the Nominating and Corporate Governance Committee and the Board to complete its evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation's previous annual meeting of stockholders.

5.
Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.
Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

A-1

Annex B

QUALIFICATIONS FOR NOMINATION TO THE BOARD

        The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.
Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.
Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.
In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race and specialized experience.

4.
Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.
In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.
The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.
Each Director should be "financially literate," and some should be considered "financial experts" as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.
Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.
Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board, although the Board has not adopted a retirement age for Directors.

10.
The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

B-1

Annex C

SEALED AIR CORPORATION
AUDIT COMMITTEE CHARTER
February 16, 2005

Purpose

        The Audit Committee of the Board of Directors of Sealed Air Corporation is appointed by the Board to assist the Board in fulfilling its responsibility for monitoring and overseeing:

1.
the Corporation's systems of internal accounting and financial controls,

2.
the public reporting processes of the Corporation,

3.
the performance of the Corporation's internal audit function,

4.
the annual independent audit of the Corporation's consolidated financial statements,

5.
the integrity of the Corporation's consolidated financial statements,

6.
the Corporation's compliance with legal and regulatory requirements, and

7.
the retention, performance, qualifications, rotation of personnel and independence of the Corporation's independent auditor.

        The independent auditor for the Corporation is ultimately accountable to the Audit Committee. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by the Corporation's stockholders at the annual meeting.

Committee Membership

        The Audit Committee shall consist of not less than three directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. The members shall meet all applicable requirements, including independence and financial literacy requirements applicable to all members and financial expertise requirements that may be applicable to one or more members, of the New York Stock Exchange and the Securities and Exchange Commission.

        The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board. The Board shall also appoint the Chairman of the Committee.

        Because of the Audit Committee's demanding role and responsibilities and the time commitment attendant to Committee membership, each prospective Audit Committee member should evaluate carefully the existing demands on his or her time before accepting this important assignment. No director shall be eligible to serve on the Audit Committee if such director simultaneously serves on the audit committees of three or more other public companies.

Committee Meetings and Procedures

        The Committee will meet at least quarterly. The Chairman of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Audit Committee may form and delegate authority to subcommittees when appropriate, provided, however, that no subcommittee shall consist of fewer than two members.

        The Audit Committee shall make regular reports to the Board, including reviews of any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditor, and the performance of the Corporation's internal audit function.

        The Audit Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Committee Authority and Responsibilities

        While the Audit Committee has the authority and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for the Corporation's internal accounting and financial controls, its public reporting processes, management of the Corporation's internal audit function, the integrity of the Corporation's financial statements, and the Corporation's legal and regulatory compliance. The independent auditor is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. Using reasonable business judgment, the Audit Committee's responsibility is to monitor and oversee these processes. In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order to react to changing conditions and circumstances.

        While the fundamental responsibility for the Corporation's financial statements and disclosure rests with management and the independent auditor, the Audit Committee shall review:

1.
major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

2.
analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles ("GAAP") on the financial statements;

3.
the effect of:

(i)
regulatory and accounting initiatives, and

(ii)
off-balance sheet structures

  on the financial statements of the Corporation; and

4.
the type and presentation of information to be included in earnings press releases paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information.

        The Audit Committee will establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of the Corporation or others of concerns regarding questionable accounting or auditing matters.

        The following are the principal processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

1.
The Audit Committee shall have sole authority to retain the Corporation's independent auditor (subject to stockholder ratification), to terminate the Corporation's independent auditor and to approve any compensation payable to the Corporation's independent auditor for any approved audit or non-audit services, including the fees, terms and conditions for the performance of such services. The Audit Committee shall pre-approve all audit services and shall approve the scope of and planning for the proposed audit for the current year. The Audit Committee also shall pre-approve all non-audit services to be provided by the independent auditor (which approval may be by category of service). The Audit Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services to be provided by the independent auditor, which pre-approvals shall be presented to the full Committee at the next quarterly meeting.

2.
At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•
the independent auditor's internal quality-control procedures;

•
any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

•
all relationships between the independent auditor and the Corporation, including the disclosure required under Independence Standards Board Standard No. 1, for the purpose of allowing the Audit Committee to assess the auditor's independence.

After reviewing the report and the independent auditor's work throughout the year, the Audit Committee shall evaluate the auditor's qualifications, performance and independence, including a review and evaluation of the lead audit partner of the independent auditor. This evaluation shall take into account the opinions of management and the Corporation's internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor and its review of the lead audit partner of the independent auditor to the Board. The Audit Committee shall from time to time consider whether there should be a regular rotation of the Corporation's independent auditor. The Audit Committee shall present its views with respect to the independent auditor to the Board.

3.
The Audit Committee shall review each annual audit with the independent auditor at the conclusion of the audit. The review shall include any comments or recommendations of the independent auditor, any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review will include any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); and any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement. The review should also include discussion of the responsibilities, budget and staffing of the Corporation's internal audit function.

4.
The Audit Committee shall review and discuss with the Corporation's Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K, Forms 10-Q and other reports including their evaluation of the Corporation's disclosure controls and procedures and internal controls, as well as any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

5.
The Audit Committee shall meet to review and discuss with the Corporation's management and the independent auditor the audited annual consolidated financial statements and quarterly unaudited financial information prior to filing such statements and information in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC, respectively. This review and discussion shall include the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation's consolidated financial statements, a discussion with the independent auditor of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and a determination, based on the review and discussions, as well as the processes described in items 2, 3 and 4 above, whether to recommend to the Board that the audited annual consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC. The review shall also include (i) any actions to be taken by the Company in light of significant deficiencies or material weaknesses in the Company's internal controls, (ii) the adequacy of disclosures about changes in internal controls over financial reporting, and (iii) the yearly report prepared by management and attested to by the Corporation's independent auditor assessing the effectiveness of the Corporation's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation's annual report. The Audit Committee shall be responsible for resolving disagreements between management and the independent auditor regarding financial reporting.

6.
The Audit Committee shall discuss with management the Corporation's practices regarding earnings press releases, as well as regarding financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee shall review and discuss earnings press releases with the Corporation's management and the independent auditor prior to the releases being made public.

7.
The Audit Committee shall produce the annual report of the Committee that is required by the rules of the SEC to be included in the Corporation's annual proxy statement.

8.
The Audit Committee shall review the internal audit function of the Corporation including its responsibilities and the expertise and adequacy of its staffing, the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

9.
The Audit Committee shall receive, prior to each quarterly meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan. The Audit Committee shall consider internal control implications of such findings and management's responses to such findings.

10.
The Audit Committee shall receive from the independent auditor any reports and related information mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

11.
The Audit Committee shall discuss policies with respect to risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures and review generally the Corporation's processes of risk assessment and risk management.

12.
The Audit Committee shall advise the Board regarding the Corporation's programs and procedures for compliance with its Code of Conduct and Code of Ethics for Senior Financial Executives and regarding possible changes in such Codes. The Audit Committee shall have the responsibility to review and, if appropriate, approve conflicts of interest or potential conflicts of interest under the Code of Ethics for Senior Financial Executives, as well as to oversee the investigation of and act, or recommend Board action, on any other violations or potential violations of either Code involving any officer of the Corporation.

13.
The Audit Committee shall receive and review reports by attorneys representing the Corporation of evidence of any material violation of securities law or breach of fiduciary duty or similar violation by the Corporation or one of its agents.

14.
The Audit Committee will review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's consolidated financial statements or accounting, internal control or auditing issues.

15.
The Audit Committee shall set policies governing the hiring of employees or former employees of the independent auditor, taking into account, among other factors, the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit.

16.
The Audit Committee shall meet separately, at least quarterly, with management, with internal auditors, and with the independent auditor.

17.
The Audit Committee shall perform such other duties as may be assigned to it by the Board.

Engagement of Advisors and Auditor

        The Audit Committee shall have the authority to obtain advice and assistance from such internal or external legal, accounting or other advisors as it may choose. The Corporation shall provide appropriate funding to compensate the independent auditor and any advisors employed by the Audit Committee and to pay ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Evaluation of the Committee

        The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review and evaluate its own performance and report the results of such review to the Nominating and Corporate Governance Committee.

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

Saddle Brook Marriott
Garden State Parkway at I-80
Saddle Brook, New Jersey 07663-5894
(201) 843-9500

        LOCATION:    Located at the intersection of the Garden State Parkway and Interstate 80 ("I-80"), approximately 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

        FROM THE NORTH:    Traveling South on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/Paterson/George Washington Bridge. Keep right. Take the first right off the exit road following signs for Saddle Brook. Keep right and merge onto Molnar Drive. Keep right at the fork on Molnar Drive and merge onto Midland Avenue. Make "jug handle" turn from Midland Avenue onto New Pehle Avenue. Hotel will be on your left at the corner of New Pehle Avenue and Pehle Avenue.

        FROM THE EAST:    Traveling West on I-80—Take the Garden State Parkway/Saddle Brook exit (Exit No. 62) from the local lanes toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

        FROM THE SOUTH:    Traveling North on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/G. Washington Bridge. Keep right. Follow the I-80 West/Saddle Brook sign onto New Pehle Avenue. Hotel will be on your immediate right.

        FROM THE WEST:    Traveling East on I-80—Take the Garden State Parkway/Saddle Brook/Saddle River Road exit (Exit No. 62A-B) toward Saddle Brook. Then take the Garden State Parkway/Saddle Brook exit (Exit No. 62A) toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

SEALED AIR CORPORATION
PROXY/VOTING INSTRUCTION CARD
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The signer hereby appoints William V. Hickey, David H. Kelsey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the "Proxy Committee"), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the "2006 Annual Meeting") to be held at 10:00 a.m., Eastern Time, on May 12, 2006 at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2006 Annual Meeting.

        If the signer is a participant in Sealed Air Corporation's Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2006 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2006 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 5:00 p.m. (Eastern Time) on May 9, 2006.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED
ON THE REVERSE SIDE.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote for Proposals 1 through 10. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 10. Please date and sign and return this proxy promptly.

        Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

PROPOSALS

FOR THE SEALED AIR CORPORATION 2006 ANNUAL MEETING OF STOCKHOLDERS

1.	Election of Hank Brown as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Michael Chu as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Election of Lawrence R. Codey as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Election of T. J. Dermot Dunphy as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Election of Charles F. Farrell, Jr. as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	Election of William V. Hickey as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	Election of Jacqueline B. Kosecoff as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.	Election of Kenneth P. Manning as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

9.	Election of William J. Marino as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

10.	Ratification of the appointment of KPMG LLP as the independent auditor for the year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

11.	In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.

        The signer hereby revokes all proxies previously given by the signer to vote at the 2006 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation's Proxy Statement for the 2006 Annual Meeting.

        Choose MLink (SM) for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to InvestorServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.    ☐

Signature(s)	Date

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time, the day prior to annual meeting day (except see the date on the reverse side for voting with respect to allocated shares held through Sealed Air Corporation's Profit-Sharing Plan or its 401(k) Thrift Plan).

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/see		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

Please note that Internet and telephone voting is not available to stockholders who have not exchanged their W. R. Grace & Co. ("Old Grace") shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Sealed Air Corporation.

You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, Mellon Investor Services LLC. Their contact information can be located in the enclosed Sealed Air Corporation 2005 Annual Report to Stockholders.

QuickLinks

Notice of Annual Meeting of Stockholders May 12, 2006
POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD
QUALIFICATIONS FOR NOMINATION TO THE BOARD
SEALED AIR CORPORATION AUDIT COMMITTEE CHARTER February 16, 2005
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS
SEALED AIR CORPORATION PROXY/VOTING INSTRUCTION CARD FOR 2006 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS